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                                                                     Exhibit 4.1


                             AMENDMENT NO. 1 TO THE
                              FRITZ COMPANIES, INC.
                       1992 OMNIBUS EQUITY INCENTIVE PLAN
                             (Amended May 17, 1994)


                  FRITZ COMPANIES, INC., having adopted the Fritz Companies, Inc. 1992 Omnibus Equity Incentive Plan (the "Plan"), effective as of October 10, 1992, and amended and restated the Plan on one subsequent occasion, hereby amends the restated Plan, effective as of July 31, 1996, by deleting the numeral 1,520,000 from the first paragraph of Section 4.1 thereof in each place where it appears and substituting the numeral 3,020,000 therefor.


                  IN WITNESS WHEREOF, Fritz Companies, Inc., by its duly authorized officer, has executed this Amendment No. 1 on the date indicated below.


                                                  FRITZ COMPANIES, INC.


Dated:  November 5, 1996                          By   /s/ Lynn C. Fritz
                                                     ---------------------------
                                                     Title: Chief Executive
                                                                Officer








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